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                                                                    EXHIBIT 10.2


                            BEVERLY ENTERPRISES, INC.
                          1997 LONG-TERM INCENTIVE PLAN
                  (As Amended and Restated as of June 1, 2001)

Section 1.  Purpose

         Beverly Enterprises, Inc. (hereinafter referred to as the "Company"), a Delaware corporation, hereby establishes the 1997 Long-Term Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders through the
(i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to longer-range performance goals and the interests of Company stockholders; and
(iii) enabling of such employees to share in the long-term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine in its sole and complete discretion at the time of grant.

Section 2.  Definitions

         Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

         2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

         2.2 "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

         2.3 "Award" means, individually or collectively, a grant under this Plan of any one of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock or Other Stock Unit Awards.

         2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

         2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

         2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.



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         2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan expressed as a Share which may or may not be subject to restrictions.

         2.8 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the Exercise Price, either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, following which, upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

         2.9 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) Any person, corporation or other entity or group, including any "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Shares having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

                  (b) As the result of', or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

                  (c) If at any time (i) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons; provided, however, that notwithstanding anything to the contrary set forth in such plan, a Change in Control shall not include either (a) the Distribution or Merger, or (b) any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity ("Controlled") with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled and immediately after such transaction(s) constitute a majority of Controlled's board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled.

         2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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         2.11 "Committee" means the Compensation Committee of the Board which will administer the Plan pursuant to Section 3 herein, provided however, any member who is not both a "Non-Employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) shall not serve as a Committee member for the purpose of this Plan unless there would otherwise be less than two members of the Committee.

         2.12 "Common Stock" or "Stock" means the Common Stock of the Company, with a par value of $.10 per share, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

         2.13 "Company" means Beverly Enterprises, Inc., including all Affiliates and wholly owned Subsidiaries, or any successor thereto.

         2.14 "Covered Participant" means a Participant who is a "covered employee" as identified in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period.

         2.15 "Department" means the Compensation and Benefits Department of the Company.

         2.16 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

         2.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "Total Disability" in the Disability Plan of the Company currently in effect and as amended from time to time; or (ii) a determination by the Committee of "Total Disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

         2.18 "Divestiture" means the sale of, outsourcing of', or closing by, the Company of the business operations in which the Participant is employed, or the elimination of the Participant's position at the Company's discretion.

         2.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65, as approved by the Committee.

         2.20 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and amended from time to time, or any successor statute thereto, together with any rules, regulations, and interpretations promulgated thereunder or with respect thereto.

         2.21 "Executive Officer" means any employee designated by the Company as an officer or any employee covered by Rule 16b-3 of the Exchange Act.

         2.22 "Exercise Price" means the price per share determined on the Grant Date by the Committee, provided that the Exercise Price shall not be less than 100% of Fair Market Value on



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the Grant Date; except that the Committee in its sole discretion may waive the preceding limitation with respect to Awards granted upon the assumption of', or in substitution for, similar awards of another company with which the Company participates in an acquisition, separation or similar corporate transaction.

         2.23 "Fair Market Value" means, on a given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select.

         2.24 "Full-time Employee" means an employee designated by the Company's Department as being a "permanent, full-time employee" who is eligible for all plans and programs of the Company provided for such employees. This designation excludes all part-time, temporary, or contract employees or consultants to the Company.

         2.25 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

         2.26 "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

         2.27 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Section 6 herein, which is not intended to be an Incentive Stock Option.

         2.28 "Normal Retirement" means the retirement of any Participant at age 65 or at some earlier date if approved by the Committee.

         2.29 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.30 "Other Stock Unit Award" means awards, granted pursuant to Section 11, of Stock or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

         2.31 "Participant" means a Key Employee or consultant, or service provider to the Company who has been granted an Award under the Plan, or as the context requires, a Permitted Transferee.

         2.32 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

         2.33 "Performance Criteria" or "Performance Goals" or "Performance Measures" means the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned, which shall consist of any one or more of the following business or financial goals of the Company: absolute or relative increases in total stockholder return, economic value added, return on capital employed,



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revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company.

         2.34 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

         2.35 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

         2.36 "Performance Unit" means an Award, designated as Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to the Company's financial or operating performance as deemed appropriate by the Committee and described in the Agreement.

         2.37 "Permitted Transferee" means any transferee of a Nonqualified Stock Option pursuant to a transfer that is approved by the Committee in accordance with Section 14.4 and the Plan.

         2.38 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

         2.39 "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof', including a "group" as defined in Section 13(d).

         2.40 "Plan" means the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan as herein described and as hereafter from time to time amended.

         2.41 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

         2.42 "Restricted Stock Unit" means a fixed or variable right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

         2.43 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor thereto.

         2.44 "Section 16" means Section 16 of the Exchange Act, or any successor section under the Exchange Act, as amended from time to time and as interpreted by regulations and rules promulgated thereunder from time to time.

         2.45 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.



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         2.46 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

         2.47 "Shares" means shares of the Common Stock of the Company.

         2.48 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

         2.49 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

Section 3.  Administration

         3.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers:
(i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical for all types of Awards nor for the same type of Award to different participants; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; (vi) to provide for the grant of Awards upon the assumption of, or in substitution for, similar awards granted by an acquired or other company with which the Company participates in an acquisition, separation, or similar corporate transaction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

         3.2 Selection of Participants. The Committee shall have sole and complete discretion in determining those Key Employees or other persons who shall participate in the Plan. The Committee may request recommendations for individual Awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company or Covered Participants, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers or Covered Participants shall be determined by the Committee.



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         3.3 Committee Decisions. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or stockholders prior to any such sale, award or grant.

         3.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 or Section 162(m).

         3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all reasonable amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

Section 4.  Eligibility

         The Committee in its sole and complete discretion shall determine the Key Employees, including officers, or other persons who shall be eligible for participation under the Plan, subject to the following limitations:

         (i) no Non-Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan; (iii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate under the Plan; and (iv) only Full-Time Employees shall be eligible to receive Incentive Stock Options under the Plan; provided, however, that Incentive Stock Options may be granted for ISOs assumed pursuant to the Employee Benefits Agreement, without regard to whether the grantee is a Full-Time Employee.

Section 5.  Shares Subject to the Plan

         5.1 Number of Shares. The maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed fifteen million (15,000,000) Shares, which may be in any combination of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, or Other Stock




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Unit Awards. No more than seven million, five hundred thousand (7,500,000)
Shares may be issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock or Other Stock Unit Awards. Shares of Common Stock may be available from the authorized but unissued Shares or Shares acquired by the Company, including Shares purchased in the open market. Except as provided in this Section 5, the issuance of Shares in connection with the exercise of', or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

         5.2 Additional Limitations. Notwithstanding the foregoing provisions of this Section 5, (a) the maximum number of shares of Common Stock in respect of which Incentive Stock Options may be granted shall be seven million, five hundred thousand (7,500,000) Shares, and (b) no individual Participant may receive in any calendar year Stock Options and Stock Appreciation Rights relating, in the aggregate, to more than 1.1 million shares of Common Stock plus any Unused Carryover (as defined below). In the event of a change in the shares of Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof', or from par value to no value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be shares of Common Stock for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan unless the Committee determines otherwise.

         5.3 Lapsed Awards of Forfeited Shares. Except as provided below, in the event that (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or is settled in cash in lieu of Common Stock, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan; provided further that if', after grant, the Exercise Price of an Option (or the base price of a Stock Appreciation Right) is reduced, the transaction shall be treated as a cancellation of the Option (or the Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right) for purposes of Section 5.2. Notwithstanding the above, with respect to Covered Participants, Options may not be granted that exceed the maximum number of Shares for which Options may be issued to the Participants hereunder, and canceled Shares shall continue to be counted against the maximum aggregate number of Shares that may be granted pursuant to Awards.

         5.4 Unused Carryover. For purposes of this Plan, "Unused Carryover" means, for any calendar year, the maximum number of shares of Common Stock with respect to which Options and/or Stock Appreciation Rights could have been granted to the Participant under the Plan in the previous calendar year in accordance with this Section 5 (taking into account any Unused Carryover available in such previous calendar year), reduced by the number of shares of Common Stock with respect to which Options and/or Stock Appreciation Rights actually were granted to the Participant in such previous calendar year. If the Participant is not eligible for an Award in a calendar year in accordance with the terms and conditions of the Plan, that calendar year shall be disregarded for purposes of this Section 5.4, and an Unused Carryover shall not be created or increased in that calendar year.

         5.5 Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired Shares, the



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number of Shares available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

         5.6 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Exercise Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.6, but such discussion is not intended to provide an exhaustive list of such events which may necessitate such adjustments. In addition, the Committee may treat different Participants and different Awards differently, and may condition any adjustment on the execution of an appropriate waiver and release agreement.

                  (a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number of Shares or type of securities, or if additional Shares or new or different Shares or other securities are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of Shares available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each Share (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

                  (b) In the event other events not specified above in this Section 5.6, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the Exercise Price of any Award made under the Plan thereafter, and (iii) the number and Exercise Price of each Share (or other kind of shares or securities) subject to the then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

                  (c) Any adjustment made by the Committee pursuant to the provisions of this Section 5.6, subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.



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Section 6.  Stock Options

         6.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to such Key Employees and other persons as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

         6.2 Exercise Price. The Exercise Price per Share covered by an Option shall be determined at the time of grant by the Committee, subject to the limitation that the Exercise Price shall not be less than 100% of Fair Market Value on the Grant Date. However, Options granted upon the assumption of, or in substitution for, options of another company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an Exercise Price less than 100% of the Fair Market Value.

         6.3 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable after the expiration of ten years from the Grant Date.

         6.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Shares. The Exercise Price shall be payable to the Company in full in cash, or its equivalent, or, to the extent permitted by applicable law and not in violation of any instrument or agreement to which the Company is a party, by delivery of Shares (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise, or by a combination of the foregoing, or in any other form of payment acceptable to the Committee. The Committee reserves the right to require any Shares delivered by the Participant in full or partial payment of the Exercise Price to be limited to those Shares already owned by the Participant for at least six (6) months. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. In addition, the Committee may, in its sole discretion, also permit other forms of "cashless exercise," including withholding from the Shares to be otherwise issued that number of Shares needed to pay the Exercise Price. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Shares with respect to which the Option is exercised, issued in the Participant's name.



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Section 7.  Stock Appreciation Rights

         7.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time the Option is granted or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable after the expiration of ten years from the Grant Date.

         7.2 Exercise Price. The Exercise Price of each Stock Appreciation Right shall be determined on the Grant Date by the Committee, subject to the limitation that the Exercise Price shall not be less than 100% of Fair Market Value on the Grant Date. However, Stock Appreciation Rights issued upon assumption of, or in substitution for, stock appreciation rights of a company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an Exercise Price less than 100% of the Fair Market Value.

         7.3 Exercise. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value over the Exercise Price thereof on the date of exercise of the Stock Appreciation Right.

         7.4 Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares, or a combination thereof', as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, the payment for the fractional share shall be made in cash.

Section 8.  Restricted Stock and Restricted Stock Units

         8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration of the Period of Restriction and/or conditions of removal of restrictions as it shall determine. Participants receiving Restricted Stock and Restricted Stock Units are not required to pay the Company therefor (except for applicable tax withholding).

         8.2 Restricted Stock Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company, including, but not limited to, absolute or relative increases in total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act, any securities trading system or stock exchange upon which such Shares are listed.

         8.3 Nontransferability. Except as provided in this Section 8 and subject to applicable law, the Shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable only by such Participant or his or her guardian or legal representative.

         8.4 Removal of Restrictions. Except as otherwise noted in this Section 8, Restricted Stock and Restricted Stock Units covered by each Award shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 8, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of the Company. Except where performance-based conditions or restrictions are placed on the grant, or except in the event of the death or disability of the Participant, or a Change in Control of the Company, the minimum Period of Restriction shall be three (3) years, which Period of Restriction would permit the removal of restrictions on no more than one-third (1/3) of the Restricted Stock or Restricted Stock Units at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) at the end of each subsequent year. Except in the event of the death or disability of the Participant, or a Change in Control of the Company, no restrictions may be removed from Restricted Stock or Restricted Stock Units during the first year following the Grant Date. If there are performance-based conditions placed on the grant of Restricted Stock or Restricted Stock Units, the total Period of Restriction shall be no less than one (1) year from the Grant Date. The foregoing limitations notwithstanding, the Committee in its sole discretion may reduce or remove the restrictions or reduce or remove the Period of Restriction with respect to Restricted Stock or Restricted Stock Units upon assumption of, or in substitution for, restricted stock or restricted stock units of a company with which the Company participates in an acquisition, separation, or similar corporate transaction.

         8.5 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

         8.6 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

Section 9.  Performance Awards

         9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to such Performance Goals and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

         9.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement. Except as specifically provided herein, including, without limitation, Section 14.13, the Committee shall have no authority to reduce or remove the Performance Goals or Performance Period without the express consent of the stockholders of the Company. Furthermore, except in the case of the Participant's death or disability, or a Change of Control of the Company, no Performance Unit or Performance Award shall become vested or payable less than one (1) year after its grant.

         9.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Committee and set forth in the Agreement have been satisfied.

         9.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made as prescribed by the Committee.

Section 10.  Bonus Stock

         Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may award Shares of Bonus Stock to Participants without cash consideration. The Committee shall determine and indicate in the relevant Agreement restrictions which shall apply to such Bonus Stock, which shall provide for vesting periods and/or periods of restriction which shall be not less stringent than those as contained in Section

8.4 with respect to awards of Restricted Stock and Restricted Stock Units. In addition, such Shares shall be subject to at least the following restrictions:

                  (a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or have not been vested.

                  (b) If any condition of vesting of the Shares of Bonus
         Stock are not met, all such Shares subject to such vesting shall be delivered to the Company and canceled (in a manner determined by the Committee) within 60 days of the failure to meet such condition without any payment from the Company.

         Except as specifically provided herein, including, without limitation,
Section 14.13, the Committee shall have no authority to reduce or remove any restrictions or limitations on Bonus Stock without the express consent of the stockholders of the Company.

Section 11.  Other Stock Unit Awards

         11.1 Grant of Other Stock Unit Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this
Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "Rules") of the Award. The Agreement shall specify the Rules of each Award as determined by the Committee. However, each Other Stock Unit Award need not be subject to identical Rules.

         11.2 Rules. The Committee, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Rules:

                  (a) Common Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant or a Change in Control of the Company. All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

                  (b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Common

         Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

                  (c) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

                  (d) Other Stock Unit Awards may be subject to a deferred payment schedule. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those as specified in Section 8.4 with respect to awards of Restricted Stock and Restricted Stock Units.

                  (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of', or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

                  (f) Except as specifically provided herein, including, without limitation, Sections 11(e) and 14.13, the Committee shall have no authority to reduce or remove any Performance Criteria, vesting schedule, or other restriction or condition imposed on or Other Stock Unit Award without the express consent of the stockholders of the Company.

Section 12.  Special Provisions Applicable to Covered Participants

         Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 8, 9, 10 and 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 8, 9, 10 and I 1, the conditions of this Section 12 shall prevail.

                  (a) All Performance Measures relating to Covered
         Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m). Performance Measures may include alternative and multiple Performance Measures and may be based on one or more business criteria. In establishing Performance Measures, the Committee shall consider one or more of the following business or financial goals of the Company: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, return on equity, cash flow, operating margin or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company.

                  (b) The Performance Measures must be substantially uncertain of attainment at the time established, must be objective and must satisfy third party "objectivity" standards under Section 162(m).

                  (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

                  (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

                  (e) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 10 and 11 for any Performance Period is the lesser of $1 Million or 100 percent of the Covered Participant's annual base salary as of the first day of that Performance Period. The maximum number of Shares subject to Options, Stock Appreciation Rights or Restricted Stock granted to any Covered Participant for any fiscal year shall be the number of shares determined pursuant to Section 5.2(b).

                  (f) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

Section 13.  Deferred Elections/Tax Reimbursements

         The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Committee may also provide in the relevant Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement or earn-out of any Award made under the Plan.

Section 14.  General Provisions

         14.1 Plan Term. The Plan was adopted by the Board of Directors of the Company on May 29, 1997. The Plan was adopted and approved by the BEI Board of Directors on May 29, 1997, and recommended for consideration by the BEI stockholders. Subject to approval by the stockholders of BEI, the Plan shall be effective as of the effective time of the Distribution of the Stock of the Company to the stockholders of BEI, pursuant to the Agreement and Plan of Distribution by and between BEI and the Company dated as of April 15, 1997; provided, however, no Stock, rights or Options may be sold, awarded or granted under the Plan until the Company is in receipt of a Registration Statement under the Securities Act covering the Shares to be issued under the Plan. Any Stock, rights, or Options granted under this Plan prior to approval of the Plan by the stockholders of BEI shall be granted subject to such approval.

         The Plan terminates December 31, 2006; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

         14.2 Withholding. The Company shall have the right to deduct or withhold, or require a Participant or Permitted Transferee to remit to the Company, any taxes required by law to be withheld from Awards. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant or Permitted Transferee to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold from the number of Shares otherwise to be issued (or the Participant or Permitted Transferee, with respect to Stock already owned by such Participant or Permitted Transferee (which the Committee may require to have been held for at least six (6) months), may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

         14.3 Awards. Each Award shall be evidenced in a corresponding Agreement provided in writing to the Participant, which shall specify the terms, conditions and any Rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award. Each Permitted Transferee, along with the transferor, of a Non-Qualified Stock Option transferred in accordance with the provisions of
Section 14.4 shall enter into a Stock Option Transfer Agreement with the Company in a form specified by the Committee.

         14.4 Nontransferability. No Award and no rights or interests therein may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated, except (i) by testamentary disposition by the Participant or the laws of descent and distribution or, except in the case of an ISO, by a qualified domestic relations order; and (ii) in the case of Nonqualified Stock Options, transfers made with the prior approval of the Committee and on such terms and conditions as the Committee in its sole discretion shall approve, to (a) the spouse, child, step-child, grandchild or step-grandchild of the Participant (an "Immediate Family Member"), (b) a trust the beneficiaries of which do not include persons other than the Participant and Immediate Family Members; (c) a partnership (either general or limited) the partners of which do not include persons other than the Participant and Immediate Family Members (or a corporation the shareholders of which do not include persons other than the Participant and Immediate Family Members); (d) a corporation the shareholders of which do not include persons other than the Participant and Immediate Family Members; or (e) any other transferee that is approved by the Committee in its sole discretion (each a Permitted Transferee); provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer a Nonqualified Stock Option, other than by testamentary disposition or the laws of descent and distribution, either directly or indirectly, including, without limitation, by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust, the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein), or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation (or the sale of all or any portion of the stock thereof). Further, no right or interest of any Participant in an Award may be assigned in satisfaction of any lien, obligation, or liability of the Participant.

         14.5 No Right to Employment. No granting of an Award shall be constituted as a right to employment with the Company.

         14.6 Rights as Stockholder. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a stockholder of the Company nor have any rights as such with respect to any Shares to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned, with respect to Stock granted as Restricted Stock, Performance Shares, Bonus Stock or Other Stock Unit Awards under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such Shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such stock.

         14.7 Construction of the Plan. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Delaware. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

         14.8 Amendment of the Plan. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval which is a requirement for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based compensation exception under Section 162(m). The Committee in its sole discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

         14.9 Amendment of Award. In its sole and complete discretion, the Committee may at any time amend any Award for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Award, are made, and such additions and/or changes have some effect on the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment, provided however, except for capital adjustments described in
Section 5.8, the Committee may not reduce the Exercise Price of an Award.

         14.10 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award, subject to the conditions of such Award, each Participant shall be considered in agreement that all Shares sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be in agreement that all such Awards will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

         14.11 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

         14.12 Certain Participants. All Agreements for Participants subject to
Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) unless the Committee in its discretion determines that any such Award to a Covered Participant is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

         14.13 Change in Control. In the event of a Change in Control, the Committee is permitted to accelerate the payment or vesting and release any restrictions on any Awards.

         14.14 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel to the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificates for shares of the Restricted Stock and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or other Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any Affiliate, or any Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.